EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of ITI Technologies, Inc. (Registration Nos. 33-89826, 333-08943, 333-08945 and 333-23751) of our reports dated March 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of ITI Technologies, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 23, 1998